Exhibit 99.1

(1)         The amount of common stock, par value $0.01 (“Common Stock”) of Berry Plastics Group, Inc. (the “Issuer”) reported as beneficially owned includes (i) 1,581,534 shares held of record by Apollo V Covalence Holdings, L.P. (“Covalence V”), (ii) 9,548,178 shares held of record by Apollo Investment Fund V, L.P. (“AIV V”), (iii) 617,661 shares held of record by Covalence Co-Investment Holdings LLC (“Covalence Co-Invest”), (iv) 11,102,478 shares held of record by Apollo Investment Fund VI, L.P. (“AIV VI”), (v) 10,260,916 shares held of record by AP Berry Holdings, L.P. (“AP Holdings”), and (vi) 617,451 shares held of record by BPC Co-Investment Holdings LLC (“BPC Co-Investment LLC,” and together with Covalence V, AIV V, Covalence Co-Invest, AIV VI and AP Holdings, the “Apollo Funds”).

Apollo V Covalence Holdings, LLC (“Covalence LLC”) is the general partner of Covalence V, and Apollo Advisors V, L.P. (“Advisors V”) is the general partner of AIV V. AP Berry Holdings, LLC (“AP Holdings LLC”) is the general partner of AP Holdings and the fiduciary of Apollo Overseas Partners (Germany) VI, L.P. (“Overseas Germany”), which is a limited partner of AP Holdings, with respect to Overseas Germany’s investment in the Issuer’s common stock.  Apollo Advisors VI, L.P. (“Advisors VI”) is the general partner of AIV VI and the managing general partner of Overseas Germany.  Apollo Capital Management V, Inc. (“ACM V”) is the general partner of Advisors V, and Apollo Capital Management VI, LLC (“ACM VI”) is the general partner of Advisors VI.  Apollo Principal Holdings I, L.P. (“Principal I”) is the sole stockholder of ACM V and the sole member of ACM VI.  Apollo Principal Holdings I GP, LLC (“Principal I GP”) is the general partner of Principal I.  Apollo Management V, L.P. (“Management V”) is the manager of Covalence LLC and Covalence Co-Invest, and the investment manager of AIV V.  Apollo Management VI, L.P. (“Management VI”) is the manager of AP Holdings LLC, BPC Co-Investment LLC and Overseas Germany, and the investment manager of AIV VI.  AIV V Management, LLC (“AIV V LLC”) is the general partner of Management V and AIV VI Management, LLC (“AIV VI LLC”) is the general partner of Management VI. Apollo Management, L.P.  (“Apollo Management”) is the sole member and manager of AIV V LLC and AIV VI LLC, and Apollo Management GP, LLC (“Apollo Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Apollo Management GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.  Leon Black, Joshua Harris and Marc Rowan are the managers of Principal I GP, and the managers, as well as executive officers, of Management Holdings GP.  Each of the Apollo Funds disclaims beneficial ownership of the shares of the Issuer’s common stock held of record by any of the other Apollo Funds, and each of Covalence LLC, Overseas Germany, Advisors V, AP Holdings LLC, Advisors VI, ACM V, ACM VI, Principal I, Principal I GP, Management V, Management VI, AIV V LLC, AIV VI LLC, Apollo Management, Apollo Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of the shares of the Issuer’s common stock held of record by the Apollo Funds. The address of each of Covalence V, AP Holdings, AIF V, AIV VI, Covalence LLC, AP Holdings LLC, Advisors V, Advisors VI, ACM V, ACM VI, Principal I and Principal I GP is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of Overseas Germany is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Street, George Town, KY1-9005 Grand Cayman, Cayman Islands. The address of each of Covalence Co-Invest, BPC Co-Investment LLC, Management V, Management VI, AIV V LLC, AIV VI LLC, Apollo Management, Apollo Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019.